Exhibit 21

List of Subsidiaries of
Diamond Cable Communications Limited
As of March 31, 2003

Name	Jurisdiction of Incorporation/Organization
Diamond Holdings Limited	England & Wales
Jewel Holdings Limited	England & Wales
East Midlands Cable Communications Limited	England & Wales
East Midlands Cable Group Limited	England & Wales
Diamond Cable (Hinckley) Limited	England & Wales
LCL Cable (Holdings) Limited	England & Wales
Diamond Cable (Leicester) Limited	England & Wales
LCL Telephones Limited	England & Wales
East Midlands Cable Holdings Limited	England & Wales
Diamond Cable (Burton-upon-Trent) Limited	England & Wales
ntl Midlands Limited	England & Wales
Diamond Cable (Bassetlaw) Limited	England & Wales
Diamond Cable (Chesterfield) Limited	England & Wales
Diamond Cable (Grantham) Limited	England & Wales
Diamond Cable (Lincolnshire) Limited	England & Wales
Diamond Cable (Mansfield) Limited	England & Wales
Diamond Cable (Melton Mowbray) Limited	England & Wales
Diamond Cable (Newark-on-Trent) Limited	England & Wales
Diamond Cable (Ravenshead) Limited	England & Wales
Diamond Cable (Vale of Belvoir) Limited	England & Wales
Diamond Cable Acquisitions Limited	England & Wales
Diamond Cable (Grimclee) Limited	England & Wales
Diamond Cable (Lincoln) Limited	England & Wales
Diamond Cable Construction Limited	England & Wales
Diamond Cable CPE Limited	England & Wales
Diamond Visual Communications Limited	England & Wales